                           SIXTH AMENDMENT TO
                          EMPLOYMENT AGREEMENT
                          ____________________


          The Employment Agreement between Infinity Broadcasting

Corporation, a Delaware corporation, and Mel Karmazin, made as of

September 10, 1990 and amended as of September 30, 1991, February 4,

1992, June 30, 1993, August 16, 1993 and November 19, 1993 (the

"Employment Agreement"), is hereby further amended as follows effective,

unless otherwise indicated, as of the date on which the material terms

(as defined in Section 162(m) of the Internal Revenue Code of 1986, as

amended, and regulations promulgated thereunder ("Section 162(m)")) of the incentive compensation provisions herein set forth are approved by the Company's stockholders in accordance with Section 162(m):

          1. Section 7.3 of the Employment Agreement is amended to read as set forth below:

               "7.3  Failure to Make Award.  If the Employer's stock
                     _____________________
     option plan and deferred share plan are, at the time an award of equity-based incentive compensation is payable under Exhibit B, administered by a committee of "disinterested" directors (within the meaning of Rule 16b-3 under the Securities Exchange Act of
     1934, as amended) with respect to awards to the Executive, the
     Employer shall recommend that such committee grant such award to the Executive.  If the committee fails to grant the award on or before the thirtieth day following the filing by the Employer of its Form 10-K with the Securities and Exchange Commission for the applicable year, the Employer shall pay to the Executive in cash an amount equal to the sum of (a) 25% of the fair
                                         _
     market value of the number of shares of Class B common stock as to which Exhibit B requires the award of options and (b) 125% of the fair
                                                        _
     market value of the number of shares of Class B common stock as to which Exhibit B requires the award of deferred shares for the applicable fiscal year of the Employer.

               "For purposes of this agreement, the fair market value of a share of the Company's Class A or Class B common stock shall be the closing price (as reported on the NASDAQ National Market System) of a share of the Company's Class A Common Stock on the date as of which the relevant determination is made or, if no price is so reported, the value of a share of the Company's Class A common stock on such date as determined in good faith by the Compensation Committee of the Board."

          2. The Employment Agreement is amended, effective March 30, 1994, by the addition thereto of a new Section 7.4, reading in its entirety as follows:

               "7.4  Stockholder Approval.  If stockholder approval
                     ____________________
     required by Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (`Section 162(m)') to qualify any portion of the compensation provided for by
     Section 7.3 or Exhibit A or Exhibit B hereto for a fiscal year of the Employer beginning on or after January 1, 1994 as `performance-related' within the meaning of Section 162(m) is not obtained, the Executive shall have no right hereunder to receive such portion of such compensation. In such event the parties shall use their best efforts to formulate, and shall seek stockholder approval of, appropriate incentive compensation arrangements that are `performance-related' within the meaning of Section 162(m)."

          3. Section 13.1.3 of the Employment Agreement is amended so that the term "EBITAD" appearing therein reads "EBITDA."

          4. Exhibits A and B to the Employment Agreement are amended to read in their entirety as set forth in Schedule I hereto.

          IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed as of the 30th day of March, 1994.


                         INFINITY BROADCASTING CORPORATION


                         By: /s/ Farid Suleman
                            _________________________________
                            Vice President-Finance
                            and Chief Financial Officer



                             /s/ Mel Karmazin
                            __________________________________
                            MEL KARMAZIN

                                                               SCHEDULE I
                                                                 to Sixth
                                                                Amendment
                                                               __________

                                EXHIBIT A
                                _________

                       Cash Incentive Compensation
                       ___________________________

          For each fiscal year of the Employer, commencing with the fiscal year ending December 31, 1994, for which the Employer meets its EBITDA Target as established by the Compensation Committee of the Board (the "Compensation Committee"), the Executive shall be entitled to receive cash incentive compensation (a "Bonus") of $500,000.

          If the Termination Date is other than the last day of a fiscal year, the Executive will be entitled to a prorated Bonus for the portion of the year preceding the Termination Date if the EBITDA Target is met through the end of the month ending on or next preceding the Termination Date.

          EBITDA means earnings before interest, taxes, depreciation and amortization as reported in the Employer's Form 10-K for the fiscal year, or, if for a portion of the year, as approved by the Board based on the Employer's books and records.

          The Bonus for any year shall be paid not later than the thirtieth day following the filing by the Employer of its Form 10-K with the Securities and Exchange Commission ("SEC") for such year, or if the Bonus is for a part of the year, not later than the sixtieth day following the end of the last month taken into account in determining whether the EBITDA Target is met.


                                EXHIBIT B
                                _________

                    Stock Options and Deferred Shares
                    _________________________________


Stock Options
_____________

          For each year that the EBITDA target is met, commencing with the fiscal year ending December 31, 1994, the Executive shall be granted, no later than the thirtieth day following the filing by the Employer of its Form 10-K with the SEC for such year, an option to acquire 112,500 shares of the Class B common stock of the Employer. Notwithstanding the foregoing sentence, such option may permit the acquisition of shares of Class A Common Stock of the Employer to the extent options for the purchase of Class B shares are not available for issuance under the Employer's Stock Option Plan (or a successor plan thereto) at the time the option is awarded. The per share exercise price of the option shall be 85% of the fair market value of a share of Common Stock (determined in accordance with Section 7.3 of this Agreement) as of the last day of the period for which the award is made. The option shall be immediately exercisable and shall expire ten years after the date of grant.

          If the Termination Date is other than the last day of a fiscal year, the Executive shall be granted an option to acquire a prorated number of shares for such year if the EBITDA target for the portion of the year through the end of the month ending on or immediately prior to the Termination Date is met.

Deferred Shares
_______________

          If the EBITDA Target for a fiscal year is exceeded, the Executive shall receive a number of Class B Deferred Shares, as defined in and pursuant to the Deferred Share Plan of the Employer, determined by (a) multiplying each Increment, as defined below, by the applicable Applied Percentage, and (b) dividing the sum of the resulting products by an amount equal to 85% of the fair market value of a share of common stock (determined in accordance with Section 7.3 of this Agreement) as of the last day of the period for which the award is made.



                 Amount by Which Actual                  Maximum     Maximum
                    EBITDA Exceeds the      Applied      Increment   Aggregate
               EBITDA Target ("Increment")  Percentage   Cash Value  Cash Value
               ___________________________  __________   __________  __________

                             0 - $1,000,000     3%        $30,000    $ 30,000
                    $1,000,001 -  2,000,000     4%         40,000      70,000
                     2,000,001 -  3,000,000     5%         50,000     120,000
                     3,000,001 -  4,000,000     5%         50,000     170,000
                     4,000,001 -  5,000,000     5%         50,000     220,000
                     5,000,001 -  or more       5%

                         Deferred Shares for a fiscal year of the
               Employer shall be awarded no later than the thirtieth day following the filing by the Employer of its Form 10-K with the SEC for such year. All Deferred Shares awarded to the Executive pursuant hereto shall be fully vested at the date of grant, and shares of Class B Common Stock shall be deliverable to Executive as provided in the Deferred Share Plan, provided that Class A Deferred Shares may be awarded
                     ________
               and delivered to the Executive in accordance with the Deferred Share Plan (or a successor plan thereto) to the extent Class B Deferred Shares are not available for award under such plan at the time the Deferred Share award is made.



                                   2